Exhibit 10.1

Execution Version

South Jersey Industries, Inc.

$400,000,000

$100,000,000 Senior Notes, Series 2022A, due July 14, 2027
$100,000,000 Senior Notes, Series 2022B, due July 14, 2029
$120,000,000 Senior Notes, Series 2022C, due July 14, 2032
$80,000,000 Senior Notes, Series 2022D, due July 14, 2034

Note Purchase Agreement

Dated as of July 14, 2022

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Schedule A	—	Information Relating to Purchasers

Schedule B	—	Defined Terms

Schedule 5.3	—	Disclosure Materials

Schedule 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock; Agreements Restricting Dividend Payments

Schedule 5.5	—	Financial Statements

Schedule 5.15(a)	—	Existing Indebtedness

Schedule 5.15(b)	—	Agreements to Put Liens on Property

Schedule 5.15(c)	—	Agreements Restricting Indebtedness

Exhibit 1(a)	—	Form of Series 2022A Note

Exhibit 1(b)	—	Form of Series 2022B Note

Exhibit 1(c)	—	Form of Series 2022C Note

Exhibit 1(d)	—	Form of Series 2022D Note

Exhibit 4.4(a)	—	Form of Opinion of Special Counsel for the Company

Exhibit 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

Exhibit 15.3	—	Form of U.S. Tax Compliance Certificate

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South Jersey Industries, Inc.
1 South Jersey Plaza
Folsom, New Jersey  08037

$100,000,000 Senior Notes, Series 2022A, due July 14, 2027
$100,000,000 Senior Notes, Series 2022B, due July 14, 2029
$120,000,000 Senior Notes, Series 2022C, due July 14, 2032
$80,000,000 Senior Notes, Series 2022D, due July 14, 2034

Dated as of July 14, 2022

To Each of the Purchasers Listed in
Schedule A Hereto:

Ladies and Gentlemen:

South Jersey Industries, Inc., a New Jersey corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Company”), agrees with each of the Purchasers as follows:

Section 1.	Authorization of Notes.

Section 1.1.          Description of Notes.  The Company will authorize the issue and sale of its (a) $100,000,000 Senior Notes, Series 2022A, due July 14, 2027 (the “Series 2022A Notes”), (b) $100,000,000 Senior Notes, Series 2022B, due July 14, 2029 (the “Series 2022B Notes”), (c) $120,000,000 Senior Notes, Series 2022C, due July 14, 2032 (the “Series 2022C Notes”), and (d) $80,000,000 Senior Notes, Series 2022D, due July 14, 2034 (the “Series 2022D Notes”).  The Series 2022A Notes, the Series 2022B Notes, the Series 2022C Notes, and the Series 2022D Notes, as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, are collectively referred to herein as the “Notes”).  The Series 2022A Notes, the Series 2022B Notes, the Series 2022C Notes, and the Series 2022D Notes shall be substantially in the forms set out in Exhibit 1(a), Exhibit 1(b), Exhibit 1(c), and Exhibit 1(d), respectively.  Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 1.2.          Interest Rate.

(a)          The Series 2022A Notes shall bear interest (computed on the basis of a 360‑day year of twelve 30‑day months) on the unpaid principal thereof from the date of issuance at the rate of 5.35% per annum payable semi‑annually in arrears on the 14th day of January and July in each year and at maturity, commencing on January 14, 2023, until such principal sum shall have become due and payable.

South Jersey Industries, Inc.	Note Purchase Agreement
(b)         The Series 2022B Notes shall bear interest (computed on the basis of a 360‑day year of twelve 30‑day months) on the unpaid principal thereof from the date of issuance at the rate of 5.44% per annum payable semi‑annually in arrears on the 14th day of January and July in each year and at maturity, commencing on January 14, 2023, until such principal sum shall have become due and payable.

(c)         The Series 2022C Notes shall bear interest (computed on the basis of a 360‑day year of twelve 30‑day months) on the unpaid principal thereof from the date of issuance at the rate of 5.60% per annum payable semi‑annually in arrears on the 14th day of January and July in each year and at maturity, commencing on January 14, 2023, until such principal sum shall have become due and payable.

(d)         The Series 2022D Notes shall bear interest (computed on the basis of a 360‑day year of twelve 30‑day months) on the unpaid principal thereof from the date of issuance at the rate of 5.60% per annum payable semi‑annually in arrears on the 14th day of January and July in each year and at maturity, commencing on January 14, 2023, until such principal sum shall have become due and payable.

Section 2.	Sale and Purchase of Notes.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closings provided for in Section 3, Notes in the principal amount and of the Series specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations, and no Purchaser shall have any liability to any Person for the performance or non‑performance of any obligation by any other Purchaser hereunder.

Section 3.	Closings.

The execution and delivery of this Agreement and the issuance of (i) $50,000,000 of the Series 2022A Notes, (ii) $50,000,000 of the Series 2022B Notes, (iii) $60,000,000 of the Series 2022C Notes, and (iv) $40,000,000 of the Series 2022D Notes will be made at the offices of Chapman and Cutler LLP, 320 South Canal Street, Chicago, Illinois 60606 at 10:00 a.m., Chicago time, on July 14, 2022 or on such other Business Day thereafter on or prior to July 29, 2022, as may be agreed upon by the Company and the Purchasers (the “First Closing”).  The issuance of (i) $50,000,000 of the Series 2022A Notes, (ii) $50,000,000 of the Series 2022B Notes, (iii) $60,000,000 of the Series 2022C Notes, and (iv) $40,000,000 of the Series 2022D Notes will be made at the offices of Chapman and Cutler LLP, 320 South Canal Street, Chicago, Illinois 60606 at 10:00 a.m., Chicago time, on September 15, 2022 or on such other Business Day thereafter on or prior to September 30, 2022, as may be agreed upon by the Company and the Purchasers (the “Second Closing”; the “First Closing” and the “Second Closing” shall be each referred to individually as a “Closing”).  At each Closing, the Company will deliver to each Purchaser the Notes of the applicable Series to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of such Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to an account specified pursuant to Section 4.10 hereof.  If at any Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 with respect to such Closing shall not have been fulfilled to such Purchaser’s reasonable satisfaction, such Purchaser shall, at its election, be relieved of all further obligations to purchase Securities under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

South Jersey Industries, Inc.	Note Purchase Agreement
Section 4.	Conditions to each Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at each Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at such Closing, of the following conditions, provided, however, the fulfillment of the condition to Closing set forth in Section 4.11 shall be to the reasonable satisfaction of only the Purchasers of the Series 2022D Notes:

Section 4.1.         Representations and Warranties.  The representations and warranties of the Company in this Agreement shall be correct when made and at the time of such Closing.

Section 4.2.        Performance; No Default.  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the applicable Closing.  From the date of this Agreement until the applicable Closing, before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing and no Change in Control shall have occurred.  Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Presentation that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3.          Compliance Certificates.

(a)         Officer’s Certificate.  The Company shall have delivered to such Purchaser at the applicable Closing an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2, and 4.9 have been fulfilled.

(b)         Secretary’s Certificate.  The Company shall have delivered to such Purchaser at the applicable Closing a certificate of its Secretary or Assistant Secretary, dated the date of such Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes to be issued at such Closing and this Agreement.

South Jersey Industries, Inc.	Note Purchase Agreement
Section 4.4.        Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of such Closing (a) from Cozen O’Connor, counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.          Purchase Permitted By Applicable Law, Etc.  On the date of such Closing, such Purchaser’s purchase of the applicable Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System), and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.         Sale of Other Notes.  Contemporaneously with the applicable Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in Schedule A.

Section 4.7.       Payment of Special Counsel Fees.  Without limiting Section 15.1, the Company shall have paid on or before each Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one (1) Business Day prior to such Closing, as applicable.

Section 4.8.          Private Placement Number.  A Private Placement Number issued by the PPN CUSIP Unit of CUSIP Global Services (in cooperation with the SVO) shall have been obtained for each Series of Notes.

Section 4.9.          Changes in Corporate Structure.  The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10.       Funding Instructions.  At least five (5) Business Days prior to the date of each Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number/Swift Code/IBAN, and (c) the account name and number into which the purchase price for the Notes is to be deposited, which account shall be fully opened and able to receive micro deposits in accordance with this Section at least five (5) Business Days prior to the date of such Closing.  Each Purchaser has the right, but not the obligation, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit (less than $51.00) to the account identified in the written instructions no later than two (2) Business Days prior to the date of such Closing.  If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to the date of such Closing.  The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes.

South Jersey Industries, Inc.	Note Purchase Agreement
Section 4.11.        List of Prospective Green Investments.  The Company shall have delivered to the Purchasers of the Series 2022D Notes at the First Closing a list of existing and prospective Green Investments to which the Company expects to allocate all or a portion of the net proceeds of the Series 2022D Notes (the “Green Projects”), together with a certification by a Responsible Officer of the Company that the Green Projects have not been allocated to other financings that have a use of proceeds similar to Green Investments.  For the avoidance of doubt, the Company may replace any Green Project at any time with other Green Investments (which shall then be Green Projects) upon providing the then holders of Series 2022D Notes an updated list and certification that such Green Projects are not allocated to other financings that have a use of proceeds similar to Green Investments.

Section 4.12.       Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel with respect to such Closing, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 5.	Representations and Warranties of the Company.

The Company represents and warrants to each Purchaser at a Closing that, as of the date of this Agreement and such Closing:

Section 5.1.         Organization; Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2.        Authorization, Etc.  This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

South Jersey Industries, Inc.	Note Purchase Agreement
Section 5.3.        Disclosure.  The Company, through its agents, KeyBanc Capital Markets Inc. and PNC Capital Markets LLC, has delivered to each Purchaser a copy of an Investor Presentation, dated June 2022 (the “Presentation”), relating to the transactions contemplated hereby.  The Presentation, together with the other Disclosure Documents, fairly describes, in all material respects, the general nature of the business of the Company and its Subsidiaries.  This Agreement, the Presentation and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Presentation and such documents, certificates or other writings and such financial statements referred to above delivered to the Purchasers prior to this Agreement being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents (which, for the avoidance of doubt includes disclosure of the potential IIF Acquisition), since December 31, 2021, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.          Organization and Ownership of Shares of Subsidiaries; Affiliates.  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s significant Subsidiaries (as provided on such Schedule), showing, as to each such Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and (ii) of the Company’s Affiliates, other than Subsidiaries.

(b)        All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)         Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

South Jersey Industries, Inc.	Note Purchase Agreement
(d)        No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4, limitations on regulated utilities, such as South Jersey Gas Company or Elizabethtown Gas, to pay dividends under regulations promulgated or orders issued by the New Jersey Board of Public Utilities and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.        Financial Statements; Material Liabilities.  The Company has delivered to each Purchaser copies of the Consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5.  All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified therein and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year‑end adjustments).  The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents or in Schedule 5.15(a).

Section 5.6.        Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or bylaws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7.       Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

Section 5.8.         Litigation; Observance of Agreements, Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

South Jersey Industries, Inc.	Note Purchase Agreement
(b)         Neither the Company nor any Subsidiary is (i) in default under any term of any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority, or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA Patriot Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.9.          Taxes.  The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate.  The federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2013.

Section 5.10.    Title to Property; Leases.  The Company and its Subsidiaries have good and sufficient title to their respective properties that, individually or in the aggregate, are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.  To the Company’s knowledge, all leases that, individually or in the aggregate, are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.       Licenses, Permits, Etc.  (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that would not be reasonably expected to have a Material Adverse Effect.

(b)       To the Company’s knowledge, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)         To the Company’s knowledge, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

South Jersey Industries, Inc.	Note Purchase Agreement
Section 5.12.       Compliance with ERISA.  (a)  Each Plan operated and administered by the Company or any ERISA Affiliate has been operated and administered in compliance with all applicable laws except for such instances of noncom-pliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to “employee benefit plans” (as defined in Section 3 of ERISA), which liability has resulted or would reasonably be expected to result in a Material Adverse Effect, and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to Section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or Section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such aforementioned liabilities, penalties, excise taxes or Liens as would not be individually or in the aggregate Material.

(b)        The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.  The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in Section 3 of ERISA.

(c)        The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Sections 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)         The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715‑60, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)        The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)‑(D) of the Code.  The representation by the Company to the Purchasers in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13.       Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than sixty-five (65) other institutional investors, each of which has been offered the Notes in connection with a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

South Jersey Industries, Inc.	Note Purchase Agreement
Section 5.14.       Use of Proceeds; Margin Regulations.  The Company will apply the net proceeds of the sale of (a) the Notes (other than the Series 2022D Notes) to fund capital expenditures, to repay Indebtedness, and for general corporate purposes and (b) the Series 2022D Notes to finance or refinance, in whole or in part, one or more new or existing Green Investments; provided, however, that pending the full allocation of an amount equal to the net proceeds of the Series 2022D Notes and deployment thereof, such net proceeds will be managed in alignment with the Company’s normal liquidity practices and in accordance with clause (a) of this Section 5.14.  The proceeds of the Notes will be in compliance with all laws referenced in Section 5.16.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the Consolidated assets of the Company, and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.      Existing Indebtedness.  (a) Except as described therein, Schedule 5.15(a) sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date indicated on such Schedule (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries.  Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary (other than (i) the IIF Acquisition and the transactions contemplated thereby and (ii) the repayment of Indebtedness with the proceeds of the sale of the Notes) that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)         Except as disclosed in Schedule 5.15(b), neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

South Jersey Industries, Inc.	Note Purchase Agreement
(c)         Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15(c).

Section 5.16.          Foreign Assets Control Regulations, Etc.  (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List, or (iii) has been notified that it is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)        Neither the Company nor any Controlled Entity (i) to the Company’s knowledge, has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti‑Money Laundering Laws or Anti‑Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti‑Money Laundering Laws or Anti‑Corruption Laws.

(c)          No part of the proceeds from the sale of the Notes hereunder:

(i)         constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws, or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii)          will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti‑Money Laundering Laws; or

(iii)       will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any official of a Governmental Authority or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti‑Corruption Laws.

(d)         The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti‑Money Laundering Laws and Anti‑Corruption Laws.

Section 5.17.       Status under Certain Statutes.  The Company and its Subsidiaries are exempt from, or not subject to, regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended, except for Marina Energy, LLC and certain other Subsidiaries of the Company which are subject to the Federal Power Act and, where required, maintain market-based rate authority.

South Jersey Industries, Inc.	Note Purchase Agreement
Section 5.18.        Environmental Matters.  (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b)       Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(c)         Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect.

(d)       All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

Section 5.19.        Notes Rank Pari Passu.  The obligations of the Company under this Agreement and the Notes rank pari passu in right of payment with all other senior unsecured Indebtedness (actual or contingent) of the Company, including, without limitation, all senior unsecured Indebtedness of the Company described in Schedule 5.15(a) hereto.

Section 6.	Representations of the Purchasers.

Section 6.1.          Purchase for Investment.  Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of the property of such Purchaser or such pension or trust funds shall at all times be within the control of such Purchaser or such pension or trust funds.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.  Each Purchaser understands that the Notes are being offered and sold in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Notes.

South Jersey Industries, Inc.	Note Purchase Agreement
Section 6.2.         Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)          the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95‑60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95‑60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)           the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)         the Source is either (i) an “insurance company pooled separate account,” within the meaning of PTE 90‑1, or (ii) a “bank collective investment fund,” within the meaning of PTE 91‑38, and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)         the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84‑14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an “affiliate” (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

South Jersey Industries, Inc.	Note Purchase Agreement
(e)          the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96‑23 (the “INHAM Exemption”)) managed by an “in‑house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)           the Source is a governmental plan; or

(g)          the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)         the Source does not include “plan assets” of any employee benefit plan, other than a plan exempt from the coverage of Title I of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 6.3.          Purchaser Status; Experience.  Each Purchaser separately represents that such Purchaser is, and on the date of the applicable Closing will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Notes and is able to afford a complete loss of such investment.

Section 6.4.          Access to Information.  Each Purchaser (acting individually or through an advisor) separately acknowledges that such Purchaser has reviewed the Disclosure Documents and has been afforded (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Notes and the risks of investing in the Notes; (b) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (c) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

South Jersey Industries, Inc.	Note Purchase Agreement
Section 7.	Information as to Company.

Section 7.1.          Financial and Business Information.  The Company shall deliver to each Purchaser that is an Institutional Investor and each holder of Notes that is an Institutional Investor:

(a)          Quarterly Statements — within 60 days (or, as long as the Company is subject to the filing requirements of the SEC, such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10‑Q (“Form 10‑Q”) with the SEC) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), copies of:

(i)            a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter; and

(ii)          consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year‑end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10‑Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), and provided, further, that the Company shall be deemed to have made such delivery of such Form 10‑Q if it shall have timely made such Form 10‑Q available on “EDGAR” or on, or through a link on, the website of the Company and shall have given each Institutional Investor that is a holder of a Note prior notice of such availability on EDGAR or on or through the website of the Company in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b)          Annual Statements — within 120 days (or, as long as the Company is subject to the filing requirements of the SEC, such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10‑K (“Form 10‑K”) with the SEC) after the end of each fiscal year of the Company, copies of:

(i)            a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year; and

South Jersey Industries, Inc.	Note Purchase Agreement
(ii)          consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and provided that the delivery within the time period specified above of the Company’s Form 10‑K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a‑3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10‑K (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a‑3 under the Exchange Act) if it shall have timely made Electronic Delivery thereof;

(c)          SEC and Other Reports — except for the filings referred to in Section 7.1(a) and (b) above, promptly upon their becoming available, one copy of (i) each financial statement (including, without limitation, any consolidating financial statements), report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material, provided that the Company shall be deemed to have made such delivery of such information if it shall have timely made Electronic Delivery thereof;

(d)         Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f) hereof, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)         ERISA Matters — promptly, and in any event within ten Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

South Jersey Industries, Inc.	Note Purchase Agreement
(i)           with respect to any Plan (other than any Multiemployer Plan) that is subject to Title IV of ERISA, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)         the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)         any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affili-ate pursuant to Title I or Title IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or Title IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(f)          Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect; and

(g)        Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10‑Q and Form 10‑K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

Section 7.2.         Officer’s Certificate.  Each set of financial statements delivered to a Purchaser or holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes) setting forth:

(a)         Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.2, 10.3, 10.4, and 10.7, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

South Jersey Industries, Inc.	Note Purchase Agreement
(b)          Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3.         Visitation.  The Company shall permit the representatives of each Purchaser that is an Institutional Investor and each holder of Notes that is an Institutional Investor:

(a)         No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers to the extent they are reasonably available, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)          Default — if a Default or Event of Default then exists and is continuing, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be reasonably requested.

Section 8.	Payment and Prepayment of the Notes.

Section 8.1.         Maturity.

(a)          As provided therein, the entire unpaid principal balance of the Series 2022A Notes shall be due and payable on July 14, 2027.

(b)          As provided therein, the entire unpaid principal balance of the Series 2022B Notes shall be due and payable on July 14, 2029.

(c)          As provided therein, the entire unpaid principal balance of the Series 2022C Notes shall be due and payable on July 14, 2032.

South Jersey Industries, Inc.	Note Purchase Agreement
(d)         As provided therein, the entire unpaid principal balance of the Series 2022D Notes shall be due and payable on July 14, 2034.

Section 8.2.        Optional Prepayments with and without Make‑Whole Amount.  (a)  At any time prior to June 14, 2027, the Company may, at its option, upon notice as provided below, prepay all, or from time to time any part of, the Series 2022A Notes at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make‑Whole Amount determined for the prepayment date with respect to such principal amount (provided that, if such prepayment is in part, then such partial prepayment shall be in a minimum aggregate principal amount of $1,000,000).  On and after June 14, 2027, the Company may, at its option, upon notice as provided below, prepay at any time all the Series 2022A Notes, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, but without payment of the Make‑Whole Amount.

(b)  At any time prior to May 14, 2029, the Company may, at its option, upon notice as provided below, prepay all, or from time to time any part of, the Series 2022B Notes at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make‑Whole Amount determined for the prepayment date with respect to such principal amount (provided that, if such prepayment is in part, then such partial prepayment shall be in a minimum aggregate principal amount of $1,000,000).  On and after May 14, 2029, the Company may, at its option, upon notice as provided below, prepay at any time all the Series 2022B Notes, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, but without payment of the Make‑Whole Amount.

(c)  At any time prior to April 14, 2032, the Company may, at its option, upon notice as provided below, prepay all, or from time to time any part of, the Series 2022C Notes at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make‑Whole Amount determined for the prepayment date with respect to such principal amount (provided that, if such prepayment is in part, then such partial prepayment shall be in a minimum aggregate principal amount of $1,000,000).  On and after April 14, 2032, the Company may, at its option, upon notice as provided below, prepay at any time all the Series 2022C Notes, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, but without payment of the Make‑Whole Amount.

(d)  At any time prior to April 14, 2034, the Company may, at its option, upon notice as provided below, prepay all, or from time to time any part of, the Series 2022D Notes at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make‑Whole Amount determined for the prepayment date with respect to such principal amount (provided that, if such prepayment is in part, then such partial prepayment shall be in a minimum aggregate principal amount of $1,000,000).  On and after April 14, 2034, the Company may, at its option, upon notice as provided below, prepay at any time all the Series 2022D Notes, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, but without payment of the Make‑Whole Amount.

South Jersey Industries, Inc.	Note Purchase Agreement
(e)  With respect to Sections 8.2(a), 8.2(b), 8.2(c), and 8.2(d) above, if a Default or an Event of Default has occurred and is continuing at the time such notice is provided or on the prepayment date or if a Default or an Event of Default would result from the making of such prepayment, such prepayment shall be pro rata to the holders of all Notes then outstanding.

(f)  The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than ten (10) days and not more than sixty (60) days prior to the date fixed for such prepayment unless the Company and the Required Holders of the Series to be repaid agree to another time period pursuant to Section 17.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes of each Series to be prepaid on such date, the principal amount of each Note of each Series held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and, if applicable, shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make‑Whole Amount due with respect to each Series of Notes to be prepaid in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  If applicable, two (2) Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make‑Whole Amount as of the specified prepayment date.

Section 8.3.        Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes of a Series pursuant to Section 8.2, the principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, provided that if a Default or an Event of Default has occurred and is continuing at the time such notice is provided or on the prepayment date or if a Default or an Event of Default would result from the making of such prepayment, such prepayment shall be pro rata to the holders of all Notes then outstanding.

Section 8.4.          Maturity; Surrender, Etc.In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make‑Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and, as applicable, any Make‑Whole Amount, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.          Purchase of Notes.  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes of any Series except (a) upon the payment or prepayment of the Notes of such Series in accordance with the terms of this Agreement and the applicable Notes or (b) pursuant to a written offer to purchase outstanding Notes of such Series made by the Company or an Affiliate pro rata to the holders of the Notes of such Series upon the same terms and conditions.  A failure by a holder of Notes to respond within fifteen Business Days to any such offer made pursuant to this Section 8.5 shall be deemed to constitute a rejection of such offer by such holder.  If the holders of more than 50% of the principal amount of the Notes of a Series then outstanding accept such offer, the Company shall promptly notify the remaining holders of Notes of such Series of such fact and the expiration date for the acceptance by holders of Notes of such Series of such offer shall be extended by the number of days necessary to give each such remaining holder of Notes of such Series at least five (5) Business Days from its receipt of such notice to accept such offer.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

South Jersey Industries, Inc.	Note Purchase Agreement
Section 8.6.          Make‑Whole Amount for the Notes.

“Make‑Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make‑Whole Amount may in no event be less than zero.  For the purposes of determining the Make‑Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes of such Series is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.5% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on‑the‑run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on‑the‑run U.S. Treasury securities with the maturities (i) closest to and greater than such Remaining Average Life and (ii) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

South Jersey Industries, Inc.	Note Purchase Agreement
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.5% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (a) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (b) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years, computed on the basis of a 360‑day year composed of twelve 30‑day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the applicable Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1, as the context requires.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7.       Change in Control Triggering Event. (a) Notice of Change in Control Triggering Event. The Company will, within fifteen (15) Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control Triggering Event give written notice of such Change in Control Triggering Event to each holder of Notes.  If a Change in Control Triggering Event has occurred, such notice shall contain and constitute an offer to prepay the Notes as described in Section 8.7(b) and shall be accompanied by the certificate described in Section 8.7(e).

(b)        Offer to Prepay Notes.  The offer to prepay Notes contemplated by Section 8.7(a) shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”).  The Proposed Prepayment Date shall be a Business Day and such date shall be not less than 20 days and not more than thirty (30) days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).

South Jersey Industries, Inc.	Note Purchase Agreement
(c)         Acceptance; Rejection.  A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Company at least five Business Days prior to the Proposed Prepayment Date.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

(d)         Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment.  The prepayment shall be made on the Proposed Prepayment Date.

(e)        Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control Triggering Event.

(f)         Effect on Required Payments.  The amount of each payment of the principal of the Notes made pursuant to this Section 8.7 shall be applied against and reduce each of the then remaining principal payments due pursuant to Section 8.1 by a percentage equal to the aggregate principal amount of the Notes so paid divided by the aggregate principal amount of the Notes outstanding immediately prior to such payment.

(g)        “Change in Control” Defined.  “Change in Control” means the occurrence of either of the following: (i) any entity, person (within the meaning of Section 14(d) of the Exchange Act) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) which theretofore was the beneficial owner (as defined in Rule 13d‑3 under the Exchange Act) of less than 20% of the Company’s then outstanding common stock either (A) acquires shares of common stock of the Company in a transaction or series of transactions that results in such entity, person or group directly or indirectly owning beneficially 20% or more of the outstanding common stock of the Company, or (B) acquires, by proxy or otherwise, the right to vote for the election of directors, for any merger, combination or consolidation of the Company or any of its direct or indirect Subsidiaries, or, for any other matter or question, more than 20% of the then outstanding voting securities of the Company; or (ii) 20% or more of the members of the board of directors of the Company fail to consist of Continuing Directors.

South Jersey Industries, Inc.	Note Purchase Agreement
For purposes of this Section 8.7(g), the IIF Acquisition shall not constitute a Change in Control.  In the event the IIF Acquisition is consummated, from and after the consummation of the IIF Acquisition, the definition of Change in Control shall be changed to be the first to occur of any of the following:

(i) at any time prior to a Qualifying IPO, the IIF Group collectively ceases to own beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the date hereof), directly or indirectly, equity interests representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding equity interests in Boardwalk;

(ii) at any time on or after a Qualifying IPO, the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act as in effect on the date hereof), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act as in effect on the date hereof) of outstanding voting equity interests of Boardwalk and such person or group owns, directly or indirectly, beneficially more of the total voting power of all of the outstanding voting equity interests of Boardwalk collectively owned, directly or indirectly, beneficially by the IIF Group; or

(iii) at any time after the consummation of the IIF Acquisition, the Company ceases to be a direct or indirect Wholly-Owned Subsidiary of Boardwalk.

Section 9.	Affirmative Covenants.

From the date of this Agreement and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 9.1.        Compliance with Law.  Without limiting Section 10.6, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA Patriot Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non‑compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.        Insurance.  The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co‑insurance and self‑insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3.        Maintenance of Properties.  The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

South Jersey Industries, Inc.	Note Purchase Agreement
Section 9.4.          Payment of Taxes and Claims.  The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 9.5.         Corporate Existence, Etc.  Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence.  Subject to Sections 10.2 and 10.3, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly‑Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6.        Books and Records.  The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be, in all material respects.

Section 9.7.         Ownership.  The Company will own, at all times, directly or indirectly, 100% of the Capital Stock having voting rights of South Jersey Gas Company and Elizabethtown Gas.

Section 9.8.          Subsidiary Guarantors.  (a) The Company will cause any Subsidiary that (i) at any time is a party to any Principal Credit Facility or (ii) guarantees Indebtedness in respect of any Principal Credit Facility, to enter into a subsidiary guaranty agreement reasonably acceptable to the Required Holders providing for a guaranty of the obligations of the Company under the Notes and this Agreement (a “Subsidiary Guaranty”) and to deliver to each of the holders of the Notes (substantially concurrently with the incurrence of any such guaranty obligation pursuant to any Principal Credit Facility) the following items:

South Jersey Industries, Inc.	Note Purchase Agreement
(A)       a certificate signed by an authorized Responsible Officer of the Company making representations and warranties substantially to the effect of those contained in Sections 5.4, 5.6, and 5.7, with respect to such Subsidiary and the Subsidiary Guaranty, as applicable; and

(B)        an opinion of counsel for the Company addressed to each of the holders of the Notes reasonably satisfactory to the Required Holders, substantially to the effect that the Subsidiary Guaranty by such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to other usual and customary limitations, provided, that notwithstanding anything contained in this Section 9.8(a) to the contrary, the Company shall be under no obligation to require any such Subsidiary that becomes a party to a Principal Credit Facility to become a Subsidiary Guarantor in respect of this Agreement and the Notes to the extent (x) such Subsidiary’s obligations under all Principal Credit Facilities consist solely of direct borrowings with recourse only to such Subsidiary and (y) such Subsidiary does not guarantee or otherwise become liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of Indebtedness of the Company or any other Subsidiary under any Principal Credit Facility.

(b)         The holders of the Notes agree to discharge and release any Subsidiary Guarantor from any Subsidiary Guaranty upon the written request of the Company, provided that (i) such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty) as an obligor and guarantor under and in respect of each Principal Credit Facility and the Company so certifies to the holders of the Notes in a certificate of a Responsible Officer, (ii) at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes stating that no Default or Event of Default exists, and (iii) if any fee or other form of consideration is given to any holder of Indebtedness of the Company for the purpose of such release, the holders of the Notes shall receive equivalent consideration.

Section 9.9.       Notes to Rank Pari Passu.  The Notes and all obligations under this Agreement are and at all times shall remain direct obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all Indebtedness outstanding under any Principal Credit Facility and all other present and future unsecured Indebtedness (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of the Company.

South Jersey Industries, Inc.	Note Purchase Agreement
Section 9.10.       Annual Report to Holders of Series 2022D Notes.  (a) The Company will use commercially reasonable efforts to allocate the net proceeds of the Series 2022D Notes to Green Investments as soon as practicable and, where feasible, within the first 12 to 24 months after issuance of the Series 2022D Notes; provided, however, if the Company is unable to so allocate the net proceeds of the Series 2022D Notes to Green Investments within 24 months after issuance of the Series 2022D Notes, the Company and the Series 2022D Required Holders shall cooperate in good faith to mutually agree upon a plan to allocate such additional net proceeds no later than 30 months after the issuance of the Series 2022D Notes.  In the case of divestment of a Green Project or if a Green Project no longer meets the eligibility criteria of a Green Investment, the Company will use commercially reasonable efforts to reallocate the net proceeds of the Series 2022D Notes that were allocated to such Green Project to other Green Investments.

(b)  As long as any Series 2022D Notes remain outstanding, within 120 days of the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2022), the Company will provide to each holder of Series 2022D Notes (i) an Officer’s Certificate setting forth the amount of such net proceeds that have been allocated to one or more Green Investments, either individually or by category (until the net proceeds from the sale of the Series 2022D Notes have been fully allocated) and (ii) either (A) a copy of the Company’s Environmental, Social and Governance Report (“ESG Report”) for the fiscal year just ended, provided that such ESG Report provides a differentiated breakdown for the Green Investments allocated to the Series 2022D Notes or (B) an estimate of the CO2 gas emission reduction for such year associated with the Green Investments allocated to the Series 2022D Notes over the relevant period; provided that if the foregoing information is not readily available at the times required to be reported to the holders of the Series 2022D Notes, the Company and the Series 2022D Required Holders shall cooperate in good faith to mutually agree on an alternative reporting obligation with respect to the Green Investments.

(c)  For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, any failure by the Company to comply with Section 9.10(a) shall not constitute a Default or Event of Default under the Series 2022D Notes or this Agreement.  If the Company fails to comply with Section 9.10(a), the Company shall offer to prepay a portion of the Series 2022D Notes equal to the amount by which the net proceeds of the Series 2022D exceeds the amount of such net proceeds that the Company allocated to Green Investments using commercially reasonable efforts within 30 months of the issuance of the Series 2022D Notes.  Such offer to prepay such portion of the Series 2022D Notes shall be made pro rata to each holder of Series 2022D Notes.  Such prepayment shall be at 100% of the principal amount of such Series 2022D Notes, together with interest on such Series 2022D Notes accrued to the date of prepayment.  Such offer to prepay shall follow the procedures set forth in Sections 8.7(b) and (c), mutatis mutandis.  Failure to prepay any Series 2022D Notes required to be prepaid pursuant to this Section 9.10(c) shall constitute an Event of Default.

Section 10.	Negative Covenants.

From the date of this Agreement and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

South Jersey Industries, Inc.	Note Purchase Agreement
Section 10.1.       Transactions with Affiliates.  The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or group of related Material transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s‑length transaction with a Person not an Affiliate.

Section 10.2.        Merger, Consolidation, Etc.  The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

(a)          any Subsidiary of the Company may (i) consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to (A) the Company or a Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing entity or (B) any other Person so long as the survivor of any such merger or consolidation is a Subsidiary, or (ii) convey, transfer or lease all or substantially all of its assets in compliance with the provisions of Section 10.3; and

(b)         the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

(i)           the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be (the “Successor Corporation”), shall be (A) the Company or (B) a solvent entity organized and existing under the laws of the United States of America or any State thereof (including the District of Columbia);

(ii)          if the Company is not the Successor Corporation, such Successor Corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Successor Corporation shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms (subject to usual and customary limitations); and

(iii)          immediately before and after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing.

South Jersey Industries, Inc.	Note Purchase Agreement
No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

Section 10.3.       Sale of Assets.  The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any Substantial Part (as defined below) of the assets of the Company and its Subsidiaries; provided, however, that the Company or any Subsidiary may sell, lease or otherwise dispose of assets constituting a Substantial Part of the assets of the Company and its Subsidiaries if such assets are sold in an arms’ length transaction and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the net proceeds received from such sale, lease or other disposition (but only with respect to that portion of such assets that exceeds the definition of “Substantial Part” set forth below) shall be used within 365 days of such sale, lease or disposition, in any combination:

(a)          to acquire productive assets used or useful in carrying on the business of the Company and its Subsidiaries and having a value at least equal to the value of such assets sold, leased or otherwise disposed of; and/or

(b)          to prepay or retire Senior Indebtedness of the Company and/or its Subsidiaries, provided that the Company shall offer to prepay each outstanding Note in a principal amount, which equals the Ratable Portion for such Note, in accordance with Section 8.2, but without payment of any Make‑Whole Amount.

A sale, lease or other disposition of assets shall be deemed to be a “Substantial Part” of the assets of the Company and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries during any period of twelve (12) consecutive months, exceeds 10% of Consolidated Total Assets (Consolidated Total Assets to be determined as of the end of the fiscal year of the Company immediately preceding such sale, lease or other disposition after giving pro forma effect to the acquisition and the sale or other disposition of all assets by the Company and its Subsidiaries occurring from and after such fiscal year end to the date of determination); provided that there shall be excluded from any determination of a “Substantial Part” any (i) sale or disposition of assets in the ordinary course of business of the Company and its Subsidiaries, (ii) any transfer of assets from the Company to any Subsidiary or from any Subsidiary to the Company or a Subsidiary, and (iii) any sale or transfer of property acquired by the Company or any Subsidiary after the date of this Agreement to any Person within 365 days following the acquisition or construction of such property by the Company or any Subsidiary if the Company or a Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee.

Section 10.4.       Liens.  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien securing Indebtedness for borrowed money on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits (other than assignments and conveyances constituting dispositions of assets permitted under Section 10.3), except:

South Jersey Industries, Inc.	Note Purchase Agreement
(a)          Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

(b)         carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings;

(c)        any attachment or judgment Lien, unless the judgment it secures shall not, within ninety (90) days after entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within ninety (90) days after the expiration of such stay;

(d)        deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations (including workers’ compensation, unemployment insurance and other social security laws or regulations), surety and appeal bonds, and other obligations of like nature arising in the ordinary course of such Person’s business, including, without limitation, deposits and pledges of funds securing Permitted Commodity Hedging Obligations;

(e)         rights of way, zoning restrictions, easements and similar encumbrances affecting such Person’s real property which do not materially interfere with the use of such property;

(f)          licenses, leases or subleases granted to other Persons in the ordinary course of business and not interfering in any material respect with the business of the Company and its Subsidiaries;

(g)         customary bankers’ Liens and rights of setoff arising, in each case, by operation of law and incurred on deposits made in the ordinary course of business;

(h)           Liens on property or assets of any Subsidiary securing Indebtedness owing to the Company or to another Subsidiary;

(i)           Liens on property or assets securing the Indebtedness of the Company or any Subsidiary as of the date of this Agreement and reflected in Schedule 5.15(a);

(j)           any Lien created to secure all or part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of this Agreement, provided that (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon), and (ii) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property;

South Jersey Industries, Inc.	Note Purchase Agreement
(k)          any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or a Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

(l)          any Lien renewing, extending or refunding any Lien permitted by paragraphs (i), (j), or (k) of this Section 10.4, provided that (i) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately before and after such extension, renewal or refunding, no Default or Event of Default exists;

(m)        Liens on the property of (i) South Jersey Gas pursuant to the SJG Mortgage; (ii) Elizabethtown Gas pursuant to the Elizabethtown Mortgage; and (iii) any other Regulated Utility Subsidiary of the Company pursuant to a Subsidiary Mortgage, which Liens shall provide collateral for amounts due under securities issued thereunder (or notes related to the SJG Mortgage); so long as in each case the securities are issued in accordance with limitations of the SJG Mortgage, the Elizabethtown Mortgage, or the applicable Subsidiary Mortgage; and

(n)          other Liens not otherwise permitted by paragraphs (a) through (m) securing Indebtedness of the Company and its Subsidiaries, provided that the aggregate outstanding principal amount of Indebtedness secured by all Liens permitted by this Section 10.4(n) shall not exceed 15% of Consolidated Net Worth, provided further, notwithstanding the foregoing, no such Liens may secure any obligations under or pursuant to any Principal Credit Facility within the provisions of this Section 10.4(n) unless concurrently therewith the Company shall cause the Notes to be secured, equally and ratably with such obligations pursuant to documentation in form and substance reasonably satisfactory to the Required Holders.

Section 10.5.        Line of Business.  The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Disclosure Documents.

South Jersey Industries, Inc.	Note Purchase Agreement
Section 10.6.       Economic Sanctions, Etc.  The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any Purchaser or holder or any Affiliate of such Purchaser or holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.7.       Ratio of Indebtedness to Consolidated Total Capitalization.  The Company will, unless the Required Holders shall otherwise consent in writing, maintain at the end of each fiscal quarter a ratio of Indebtedness of the Company and its Subsidiaries on a consolidated basis (solely with respect to Pre-Funded Acquisition Debt, calculated net of the proceeds thereof held as cash and cash equivalents held on the balance sheet of the Company and its Subsidiaries) to Consolidated Total Capitalization of not more than 0.70 to 1.00.

Section 11.	Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)         the Company defaults in the payment of any principal or Make‑Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)         the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)          the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10; or

(d)         the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 9.10(a) and 11(a), (b), and (c)) or in any Subsidiary Guaranty and such default is not remedied within 30 days (or 90 days in the case of Section 9.10(b)) after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)         any representation or warranty made in writing by or on behalf of the Company, any Subsidiary Guarantor (if applicable) or by any officer of the Company or any Subsidiary Guarantor (if applicable) in this Agreement or any Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby or by any Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

South Jersey Industries, Inc.	Note Purchase Agreement
(f)         (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make‑whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $50,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $50,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests or the right of the Company or a Subsidiary to repay such Indebtedness prior to its stated maturity), (A) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $50,000,000 or (B) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness, provided, however, that a requirement to purchase or prepay such Indebtedness as a result of change of control in connection with the IIF Acquisition shall not constitute an Event of Default under this Section 11(f)(iii); or

(g)         the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)          a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding‑up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within sixty (60) days; or

South Jersey Industries, Inc.	Note Purchase Agreement
(i)          a final judgment or judgments at any one time outstanding for the payment of money aggregating in excess of $50,000,000 (except to the extent covered by independent third‑party insurance as to which the insurer acknowledges in writing that such judgment or judgments are covered by such insurance) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or

(j)           to the extent applicable, any provision of any Subsidiary Guaranty after delivery thereof shall for any reason cease to be a legally valid, binding and enforceable obligation or contract of a Subsidiary Guarantor (other than upon a release of any Subsidiary Guarantor from a Subsidiary Guaranty in accordance with the terms of Section 9.8 hereof), or any Subsidiary Guarantor or any party by, through or on account of any such Subsidiary Guarantor, challenges the validity, binding nature or enforceability of any such Subsidiary Guaranty; or

(k)           if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) for which the Company or any ERISA Affiliate is obligated under all Plans, determined in accordance with Title IV of ERISA, shall exceed $50,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability (other than for premium payments due to the PBGC) pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post‑employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 12.	Remedies on Default, Etc.

Section 12.1.        Acceleration.  (a)  If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

South Jersey Industries, Inc.	Note Purchase Agreement
(b)         If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in aggregate principal amount of the Notes at the time outstanding may at any time during the continuation of such Event of Default, at its or their option, by notice or notices to the Company, declare all of the Notes then outstanding to be immediately due and payable.

(c)         If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time during the continuation of such Event of Default, at its or their option, by notice or notices to the Company, declare all of the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make‑Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make‑Whole Amount, if any, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.       Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.       Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and any applicable Make‑Whole Amount on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make‑Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non‑payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

South Jersey Industries, Inc.	Note Purchase Agreement
Section 12.4.       No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 13.	Registration; Exchange; Substitution of Notes.

Section 13.1.      Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.       Transfer and Exchange of Notes.  Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a) or 1(b), as the case may be.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.

South Jersey Industries, Inc.	Note Purchase Agreement
Section 13.3.       Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)           in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)           in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.	Payments on Notes.

Section 14.1.       Place of Payment.  Subject to Section 14.2, payments of principal, Make‑Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.      Home Office Payment.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make‑Whole Amount, if any, interest and all other amounts due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

South Jersey Industries, Inc.	Note Purchase Agreement
Section 14.3.      FATCA Information.  By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder.  Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

Section 15.	Expenses, Etc.

Section 15.1.       Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of one special counsel and, if reasonably required by the Required Holders, one local or other counsel) incurred (a) by the Purchasers in connection with such transactions and (b) by the holders of the Notes in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (i) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (ii) the reasonable costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work‑out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty, and (iii) the reasonable costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (iii) shall not exceed $5,000.  The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase or sale of any Notes).

South Jersey Industries, Inc.	Note Purchase Agreement
Section 15.2.       Certain Taxes.  The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Subsidiary Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Section 15.3.       Tax Withholding.  Except as otherwise required by applicable law, the Company agrees that it will not withhold from any applicable payment to be made to a holder of a Note that is not a United States Person any tax so long as such holder shall have delivered to the Company (in such number of copies as shall be requested) on or about the date on which such holder becomes a holder under this Agreement (and from time to time thereafter upon the reasonable request of the Company), executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form), as applicable, as well as the applicable “U.S. Tax Compliance Certificate” substantially in the form attached as Exhibit 15.3, in both cases correctly completed and executed.

Section 15.4.       Survival.  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.

Section 16.	Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranty embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

South Jersey Industries, Inc.	Note Purchase Agreement
Section 17.	Amendment and Waiver.

Section 17.1.     Requirements.  This Agreement (other than Section 9.10 and terms defined therein, the last sentence of Section 17.1, and the definitions of “Green Investments,” “Green Projects,” and “Series 2022D Required Holders”) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6, or 21 hereof, or any defined term (as it is used in any of such Sections), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make‑Whole Amount on, the Notes, if any, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to an Closing that appear in Section 4, or (iii) amend any of Sections 8 (except as set forth in the first sentence of Section 8.2(f), 11(a), 11(b), 12, 17, or 20.  For the avoidance of doubt, Section 9.10 and terms defined therein, this last sentence of Section 17.1, and the definitions of “Green Investments,” “Green Projects,” and “Series 2022D Required Holders” may be amended, and the observance of any term thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Series 2022D Required Holders.

Section 17.2.       Solicitation of Holders of Notes.

(a)         Solicitation. The Company will provide each Purchaser and holder of Notes with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 or any Subsidiary Guaranty to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)         Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise (other than legal fees or other related expenses), or grant any security or provide other credit support, to any Purchaser or holder of Notes as consideration for or as an inducement to the entering into by any Purchaser or holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and holder of Notes then outstanding even if such Purchaser or holder did not consent to such waiver or amendment.

(c)         Consent in Contemplation of Transfer.  Any consent made pursuant to this Section 17 or any Subsidiary Guaranty by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

South Jersey Industries, Inc.	Note Purchase Agreement
Section 17.3.      Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 or in any Subsidiary Guaranty applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and any Purchaser or holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note or any Subsidiary Guaranty.

Section 17.4.        Notes Held by Company, Etc. Solely for the purpose of determining whether the Purchasers and holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Notes to be taken upon the direction of the Purchasers and holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18.	Notices.

Except for Electronic Communications, all notices and communications provided for hereunder shall be in writing and sent (a) by facsimile, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), (c) by a recognized overnight delivery service (with charges prepaid), or (d) by posting to IntraLinks® or a similar service reasonably acceptable to the Required Holders if the sender on the same day sends or causes to be sent notice of such posting by email or in accordance with clause (a), (b), or (c) above.  Any such notice must be sent:

(i)           if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)          if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)         if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

South Jersey Industries, Inc.	Note Purchase Agreement
Section 19.	Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at a Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20.	Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser or a holder of a Note by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Subsidiary Guaranty or the Notes that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser or holder as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser or holder prior to the time of such disclosure without an obligation of confidentiality, (b) subsequently becomes publicly known through no act or omission by such Purchaser or holder or any person acting on such Purchaser’s or holder’s behalf, (c) otherwise becomes known to such Purchaser or holder other than through disclosure by the Company or any Subsidiary, or (d) constitutes financial statements delivered to such Purchaser or holder under Section 7.1 that are otherwise publicly available.  Each Purchaser and holder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or holder in good faith to protect confidential information of third parties delivered to such Purchaser or holder and shall use such information only for purposes of monitoring its investment in the Notes, provided that such Purchaser or holder may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes and who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s or holder’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser or holder is a party, or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser or holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s or holder’s Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

South Jersey Industries, Inc.	Note Purchase Agreement
In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

Section 21.	Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser.  In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

South Jersey Industries, Inc.	Note Purchase Agreement
Section 22.	Miscellaneous.

Section 22.1.       Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and permitted assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not; provided, however, the provisions of Section 7 hereof and any other provision of this Agreement that relates only to Institutional Investors shall only apply to Institutional Investors.

Section 22.2.        Payments Due on Non‑Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make‑Whole Amount, or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3.       Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP.  For purposes of determining compliance with the covenants set out in this Agreement, any election by the Company to measure any financial liability using fair value (as permitted by Accounting Standard Codification Topic No. 825‑10‑25 – Recognition, subsection Fair Value Option or any similar accounting standard) shall be disregarded and such determination shall be made by valuing indebtedness at 100% of the outstanding principal thereof.  Notwithstanding any other provision of herein to the contrary, the determination of whether a lease constitutes a capital lease or an operating lease, and whether obligations arising under a lease are required to be capitalized on the balance sheet of the lessee thereunder and/or recognized as interest expense, shall be determined by reference to GAAP as in effect on the date of this Agreement.

Section 22.4.       Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5.       Construction, Etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

South Jersey Industries, Inc.	Note Purchase Agreement
For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6.       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7.       Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8.       Jurisdiction and Process; Waiver of Jury Trial.  (a) The Company irrevocably submits to the non‑exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)         The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)          Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)          The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

South Jersey Industries, Inc.	Note Purchase Agreement
Section 22.9.       Priority Indebtedness.  The Notes and all obligations of the Company under this Agreement shall constitute “Priority Indebtedness” under the Company’s Subordinated Indenture dated as of April 23, 2018, as amended, with U.S. Bank National Association, as Trustee, pursuant to which the Company issued its $200,000,000 5.625% Junior Subordinated Notes due 2079.

*    *    *    *    *

South Jersey Industries, Inc.	Note Purchase Agreement
If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

South Jersey Industries, Inc.

By:	/s/ Steven R. Cocchi
Name: Steven R. Cocchi
Title: Senior Vice President & Chief
Financial Officer

South Jersey Industries, Inc.	Note Purchase Agreement
Accepted as of the date first written above.

The Prudential Insurance Company of America

By:	PGIM, Inc., as investment manager

By:	/s/ Brian E. Lemons
Brian E. Lemons, Vice President

Pruco Life Insurance Company

By:	PGIM, Inc., as investment manager

By:	/s/ Brian E. Lemons
Brian E. Lemons, Vice President

Aargauische Pensionskasse

By:	PGIM Private Placement Investors, L.P. (as Investment Advisor)
By:	PGIM Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Brian E. Lemons
Brian E. Lemons, Vice President

Prudential Legacy Insurance Company of New Jersey

By:	PGIM, Inc., as investment manager

By:	/s/ Brian E. Lemons
Brian E. Lemons, Vice President

South Jersey Industries, Inc.	Note Purchase Agreement
Accepted as of the date first written above.

Denham Sustainable Infra Portfolio, a series of Global Investment Fund I
By:	Denham Sustainable Infra Management LP, as Attorney In Fact
By:	Denham Sustainable Infra GP LLC, its general partner

By:	/s/ Jorge Camiña
Name: Jorge Camiña
Title: Partner, Head of Sustainable Infra Credit

American Family Life Assurance Company of Columbus
By:	Denham Sustainable Infra Management LP, as Attorney In Fact
By:	Denham Sustainable Infra GP LLC, its general partner

By:	/s/ Jorge Camiña
Name: Jorge Camiña
Title: Partner, Head of Sustainable Infra Credit

South Jersey Industries, Inc.	Note Purchase Agreement
Accepted as of the date first written above.

CoBank, ACB

By:	/s/ Jared Greene
Name: Jared Greene
Title: Assistant Corporate Secretary

South Jersey Industries, Inc.	Note Purchase Agreement
Accepted as of the date first written above.

American General Life Insurance Company
The Variable Annuity Life Insurance Company

By:	AIG Asset Management (U.S.), LLC, as investment adviser

By:	/s/ Yvette M. Dennis
Name: Yvette M. Dennis
Title: Vice President

South Jersey Industries, Inc.	Note Purchase Agreement
Accepted as of the date first written above.

Equitable Financial Life Insurance Company

By:	/s/ Amy Judd
Name: Amy Judd
Title: Investment Officer

Equitable Financial Life Insurance Company of America

By:	/s/ Amy Judd
Name: Amy Judd
Title: Investment Officer

South Jersey Industries, Inc.	Note Purchase Agreement
Accepted as of the date first written above.

Banner Life Insurance Company
By	Legal & General Investment Management America, Inc., its Investment Manager

By:	/s/ Edward Wood
Name: Edward Wood
Title: Head of Private Credit Investment, North America

South Jersey Industries, Inc.	Note Purchase Agreement
Accepted as of the date first written above.

Massachusetts Mutual Life Insurance Company, with respect to Separate Investment Account SIA-b65

By:	Barings LLC, as Investment Adviser

By:	/s/ James A. Wood
Name: James A. Moore
Title: Managing Director

Mufg Fund Services (Cayman) Limited, acting solely in its capacity as trustee of Bright – IV Fund, a sub-fund of Global Private Credit Umbrella Unit Trust*

By:	Barings LLC, as Investment Adviser

By:	/s/ James A. Wood
Name: James A. Moore
Title: Managing Director

* Trustee’s obligations in such capacity will be solely the obligations of the Trustee acting on behalf of Bright – IV Fund, and that no creditor will have any recourse against any of the Trustee, (or any of its directors, officers or employees) for any claims, losses, damages, liabilities, indemnities or other obligations whatsoever in connection with actions taken by the Trustee, with any recourse to the Trustee limited to the assets of Bright – IV Fund

South Jersey Industries, Inc.	Note Purchase Agreement

Accepted as of the date first written above.

Modern Woodmen of America

By:	/s/ Aaron R. Birkland
Name: Aaron R. Birkland
Title: Portfolio Manager, Private Placements

By:	/s/ Christopher M. Cramer
Name: Christopher M. Cramer
Title: Manager, Fixed Income

South Jersey Industries, Inc.	Note Purchase Agreement
Accepted as of the date first written above.

The Guardian Life Insurance Company of America

By:	/s/ Adam Gossett
Name: Adam Gossett
Title: Senior Director

South Jersey Industries, Inc.	Note Purchase Agreement
Accepted as of the date first written above.

CMFG Life Insurance Company

By:	MEMBERS Capital Advisors, Inc. acting as Investment Advisor

By:	/s/ Stan J. Van Aartsen
Name: Stan J. Van Aartsen
Title: Managing Director, Investments

American Memorial Life Insurance Company

By:	MEMBERS Capital Advisors, Inc. acting as Investment Advisor

By:	/s/ Stan J. Van Aartsen
Name: Stan J. Van Aartsen
Title: Managing Director, Investments

South Jersey Industries, Inc.	Note Purchase Agreement
Accepted as of the date first written above.

Country Life Insurance Company

By:	/s/ John A. Jacobs
Name: John A. Jacobs
Title: Director – Fixed Income

Country Mutual Insurance Company

By:	/s/ John A. Jacobs
Name: John A. Jacobs
Title: Director – Fixed Income

South Jersey Industries, Inc.	Note Purchase Agreement
Accepted as of the date first written above.

Southern Farm Bureau Life Insurance Company

By:	/s/ Bradley Blakney
Name: Bradley Blakney
Title: Portfolio Manager

South Jersey Industries, Inc.	Note Purchase Agreement
Accepted as of the date first written above.

United Farm Family Life Insurance Company

By:	/s/ Michael Lucado
Name: Michael Lucado
Title: Portfolio Manager

United Farm Family Mutual Insurance Company

By:	/s/ Michael Lucado
Name: Michael Lucado
Title: Portfolio Manager

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti‑Corruption Laws” means any law or regulation in a U.S. or any non‑U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti‑Money Laundering Laws” means any law or regulation in a U.S. or any non‑U.S. jurisdiction regarding money laundering, drug trafficking, terrorist‑related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Boardwalk” means NJ Boardwalk Holdings LLC.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Folsom, New Jersey are required or authorized to be closed.

“Called Principal” is defined in Section 8.6.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

Schedule B
(to Note Purchase Agreement)

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred interest, any limited or general partnership interest and any limited liability company membership interest.

“Change in Control” is defined in Section 8.7(g).

“Change in Control Triggering Event” means the occurrence of both a Change in Control and a Negative Rating Event.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement.

“Confidential Information” is defined in Section 20.

“Consolidated” means, when used with reference to any accounting term, the amount described by such accounting term, determined on a consolidated basis in accordance with GAAP, after elimination of intercompany items.

“Consolidated Net Worth” means the consolidated stockholder’s equity of the Company and its Subsidiaries, as defined according to GAAP.

“Consolidated Subsidiary” means any Subsidiary of the Company whose balance sheet and results of operations are required to be Consolidated with those of the Company in accordance with GAAP.

“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Capitalization” means the sum of (a) Indebtedness of the Company and its Consolidated Subsidiaries, without duplication, plus (b) Mandatorily Convertible Securities of the Company, plus (c) the sum of the Capital Stock (excluding treasury stock and capital stock subscribed for and unissued) and surplus (including earned surplus, capital surplus, translation adjustment and the balance of the current profit and loss account not transferred to surplus) accounts of the Company and its Consolidated Subsidiaries appearing on a Consolidated balance sheet of the Company and its Consolidated Subsidiaries, in each case prepared as of the date of determination in accordance with GAAP after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

“Continuing Directors” means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the date of this Agreement, or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

“Control” or “Controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to a Note, that per annum rate of interest that is the greater of (a) 2% above the rate of interest stated in clause (a) of the first paragraph of such Note or (b) 2% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Discounted Value” is defined in Section 8.6.

“Electronic Delivery” is defined in Section 7.1(a).

“Elizabethtown Gas” means Elizabethtown Gas Company, a New Jersey corporation.

“Elizabethtown Mortgage” means that certain First Mortgage Indenture, dated as of July 2, 2018, between Elizabethtown Gas and Wilmington Trust, National Association, as Trustee, as amended, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

“ESG Report” is defined in Section 9.10(b).

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Execution Date” is defined in Section 3.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Form 10‑K” is defined in Section 7.1(b).

“Form 10‑Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)      the government of

(i)       the United States of America or any State or other political subdivision thereof, or

(ii)     any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)     any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Green Investments” means investments or expenditures which are (i) made by the Company, any Subsidiary, or any joint venture or partnership owned in whole or in part by the Company or any Subsidiary beginning with the issuance date of the Series 2022D Notes and including the 24 months prior to any such issuance that meet the eligibility criteria outlined below (or the refinancing of any amounts used for any such projects), (ii) allocated by the Company to the use of proceeds of the Series 2022D Notes as provided in Section 5.14(b), and (iii) communicated in writing either to the Purchasers of the Series 2022D Notes pursuant to Section 4.11 or to the holders of the Series 2022D Notes pursuant to Section 9.10(b).

Eligibility criteria for Green Investments include (i) electric generation, distribution, transmission, or storage from solar, wind, hydro, battery, or other energy efficient facilities or equipment, (ii) green hydrogen production, distribution, transmission, or storage, (iii) biogas (including Renewable Natural Gas) production, distribution, transmission, or storage, or (iv) projects and processes, upgrades or retrofits intended to reduce energy consumption through smart grids, smart control systems, automation, monitoring platforms, and other technologies.

“Green Projects” is defined in Section 4.11.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)      to purchase such indebtedness or obligation or any property constituting security therefor;

(b)     to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)      otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable Environmental Law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead‑based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate or currency swap agreement, interest rate or currency future agreement, interest rate collar agreement, swap agreement (as defined in 11 U.S.C. § 101), interest rate or currency hedge agreement, commodity agreement (the obligations of which are not Permitted Commodity Hedging Obligations), and any put, call or other agreement or arrangement designed to protect such Person against fluctuations in interest rates, currency exchange rates, or commodity prices.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1; provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 8.7(b), 12, 17.2, and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“IIF” shall have the meaning assigned to such term in the definition of “IIF Group.”

“IIF Acquisition” means the acquisition of all of the equity interests in the Company pursuant to that certain Agreement and Plan of Merger, by and among the Company, NJ Boardwalk Holdings LLC and Boardwalk Merger Sub, Inc. dated as of February 23, 2022, as amended, restated, or otherwise modified from time to time.

“IIF Group” means (a) any entity comprising a part of the Infrastructure Investments Fund (“IIF”), (b) any Affiliate of JPMorgan Chase & Co (collectively “JPMorgan”) or IIF, (c) any pension fund, collective investment vehicle, separate account, investment fund, pooled or co-mingled fund or any other investors, in each case, for which IIF or JPMorgan (or any one of their respective parents, subsidiaries or affiliates) acts as the trustee, agent, general partner, investment adviser, manager, administrator, responsible entity or responsible person, or the functional equivalent of any of the foregoing, or (d) any person controlled by any of the foregoing (but in any event excluding any portfolio company of any of the foregoing entities).

“Indebtedness” means, for any Person, all obligations of such Person which in accordance with GAAP should be classified on a balance sheet of such Person as liabilities of such Person, and in any event shall include, without duplication, all (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations as lessee under operating leases which have been recorded as off‑balance sheet liabilities, (f) obligations under Hedging Obligations, (g) Reimbursement Obligations (contingent or otherwise) in respect of outstanding letters of credit, (h) indebtedness of the type referred to in clauses (a) through (f) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or encumbrance on, or security interest in, property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (i) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.  For the avoidance of doubt and notwithstanding anything to the contrary set forth above, Permitted Commodity Hedging Obligations, Capital Stock, including Capital Stock having a preferred interest, and, solely for the purpose of Section 10.7 and solely to the extent the aggregate principal amount thereof does not exceed 15.0% of Consolidated Total Capitalization, Mandatorily Convertible Securities, shall not constitute Indebtedness for purposes of this Agreement.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (i) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its Affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any holder of a Note that is a bank, trust company, savings and loan association or other financial institution, a pension plan, an investment company, an insurance company, a broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note referred to in clauses (a) through (c) above.

“Investment Grade” means (i) a rating of “BBB-” or better by Standard & Poor’s Ratings Services (“S&P”), (ii) “Baa3” or better by Moody’s Investors Service, Inc. (“Moody’s”), or (iii) an equivalent rating or better by any other NRSRO, provided that, if such rating is “BBB-” in the case of S&P, or “Baa3” in the case of Moody’s, or the equivalent rating by any other NRSRO, then such Person or Indebtedness shall not have been placed on “credit watch” and shall not have a “negative outlook” from S&P, Moody’s, or any other NRSRO, as the case may be.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender, or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make‑Whole Amount” is defined in Section 8.6.

“Mandatorily Convertible Securities” means any mandatorily convertible equity-linked securities issued by the Company, so long as the terms of such securities require no repayments or prepayments and no mandatory redemptions or repurchases (other than repayments, prepayments, redemptions or repurchases that are to be settled by the issuance of Capital Stock by the Company or the proceeds of which are concurrently applied to purchase Capital Stock from the Company), in each case prior to at least 91 days after the later of the latest maturity date of the Notes and the repayment in full of the Notes and all other amounts due under this Agreement.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) to the extent applicable, the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or, to the extent applicable, any Subsidiary Guaranty.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(a).

“Negative Rating Event” means, within the period of ninety (90) days from and including the date on which a Change in Control occurs, the Company or the successor to the Company as a result of the consummation of such Change in Control (the “Successor Corporation”), fails to obtain an Investment Grade Rating by an NRSRO with respect to the Company’s or the Successor Corporation’s (as the case may be) senior unsecured long‑term debt securities without third‑party credit enhancement, in each case after giving a pro forma effect to the transaction giving rise to such Change in Control.

“Notes” is defined in Section 1.1.

“NRSRO” means (a) Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, or Fitch Ratings, Inc. or (b) or any other credit rating agency that is recognized as a nationally recognized statistical rating organization by the SEC and approved by the Required Holders, so long as, in each case, any such credit rating agency described in clause (a) or (b) above continues to be a nationally recognized statistical rating organization recognized by the SEC and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC, other than Egan Jones Rating Company and its successors.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource‑center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Commodity Hedging Obligation” means obligations of the Company with respect to commodity agreements or other similar agreements or arrangements entered into in the ordinary course of business designed to protect against, or mitigate risks with respect to, fluctuations of commodity prices to which the Company or any Subsidiary is exposed to in the conduct of its business so long as (a) the management of the Company has determined that entering into such agreements or arrangements are bona fide hedging activities which comply with the Company’s risk management policies and (b) such agreements or arrangements are not entered into for speculative purposes and are not of a speculative nature.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Pre-Funded Acquisition Debt” means Indebtedness incurred for the purpose of financing a significant acquisition (with significance otherwise calculated in accordance with Article 11 of Regulation S-X under the Securities Act), which Indebtedness is incurred prior to the date of consummation of such significant acquisition; provided that such Indebtedness shall cease to constitute Pre-Funded Acquisition Debt upon the earlier to occur of (i) the consummation of such significant acquisition and (ii) 45 days after the termination of the acquisition agreement for such significant acquisition.

“Presentation” is defined in Section 5.3.

“Principal Credit Facilities” means any credit or facility agreement or note purchase agreement of the Company, whether now existing or existing in the future, that provides for senior Indebtedness for borrowed money in an aggregate principal amount outstanding or available for borrowing under such agreement in excess of $50,000,000 or, in the case of any credit or facility agreement, that constitutes the primary bank credit facility or facilities of the Company, in each case, as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof, including, but not limited to, and notwithstanding the minimum dollar threshold above, (a) the Revolving Credit Agreement, (b) the Company’s Note Purchase Agreement dated June 28, 2012, as amended, supplemented or otherwise modified from time to time, (c) the Company’s Note Purchase Agreement dated August 16, 2017, as amended, supplemented or otherwise modified from time to time, (d) the Company’s Note Purchase Agreement dated April 25, 2018, as amended, supplemented or otherwise modified from time to time, and (e) the Company’s Note Purchase Agreement dated May 27, 2020, as amended, supplemented or otherwise modified from time to time.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.7(b).

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Qualifying IPO” shall mean the initial underwritten public offering of common equity interests in Boardwalk or a parent entity of Boardwalk.

“Ratable Portion” means, with respect to any Note, an amount equal to the product of (a) the amount equal to the net proceeds being so applied to the prepayment of Senior Indebtedness in accordance with Section 10.3(b), multiplied by (b) a fraction, the numerator of which is the outstanding principal amount of such Note, and the denominator of which is the aggregate principal amount of Senior Indebtedness of the Company and its Subsidiaries being prepaid pursuant to Section 10.3(b).

“Regulated Utility Subsidiary” means a Subsidiary whose rates and services are regulated by the applicable board of public utilities, utilities commission, utility regulatory commission, public utilities commission, public service commission or similar governing body that regulates the rates and services of public utilities within its jurisdiction.

“Reimbursement Obligations” means the absolute, unconditional and irrevocable obligation of the Company to reimburse an issuing letter of credit lender under a letter of credit.

“Reinvestment Yield” is defined in Section 8.6.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an Affiliate of such holder or such investment advisor.

“Remaining Average Life” is defined in Section 8.6.

“Remaining Scheduled Payments” is defined in Section 8.6.

“Reported” is defined in Section 8.6.

“Required Holders” means (i) at any time prior to the Second Closing, (x) the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of such Notes then owned by the Company or any of its Affiliates) and (y) the Purchasers of the Notes to be purchased at the Second Closing and (ii) (x) at any time on or after the Second Closing or (y) if the Second Closing does not occur on the date set forth in Section 3, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Revolving Credit Agreement” means that certain Five-Year Revolving Credit Agreement, dated as of September 1, 2021, as amended, supplemented or otherwise modified from time to time, among the Company, South Jersey Gas and Elizabethtown Gas, Wells Fargo Bank, National Association, as administrative agent, and the other financial institutions party thereto.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in Section 2(a)(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Indebtedness” means, as of the date of any determination thereof, all Consolidated Indebtedness of the Company, other than Subordinated Indebtedness.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer, or controller of the Company.

“Series” means either of the Series 2022A Notes or the Series 2022B Notes.

“Series 2022A Notes” is defined in Section 1.1.

“Series 2022B Notes” is defined in Section 1.1.

“Series 2022C Notes” is defined in Section 1.1.

“Series 2022D Notes” is defined in Section 1.1.

“Series 2022D Required Holders” means (i) at any time prior to the Second Closing, (x) the holders of at least a majority in principal amount of the Series 2022D Notes at the time outstanding (exclusive of such Series 2022D Notes then owned by the Company or any of its Affiliates) and (y) the Purchasers of the Series 2022D Notes to be purchased at the Second Closing and (ii) (x) at any time on or after the Second Closing or (y) if the Second Closing does not occur on the date set forth in Section 3, the holders of at least a majority in principal amount of the Series 2022D Notes at the time outstanding (exclusive of Series 2022D Notes then owned by the Company or any of its Affiliates).

“Settlement Date” is defined in Section 8.6.

“SJG Mortgage” means that certain Supplemental Indenture Amending and Restating First Mortgage Indenture, dated as of January 23, 2017, between South Jersey Gas and The Bank of New York Mellon, as Trustee, as amended, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof.

“South Jersey Gas” means South Jersey Gas Company, a New Jersey corporation.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subordinated Indebtedness” means all unsecured Indebtedness of the Company which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Indebtedness of the Company (including, without limitation, the obligations of the Company under this Agreement or the Notes).

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary which is a party to any Subsidiary Guaranty.

“Subsidiary Guaranty” is defined in Section 9.8 of this Agreement.

“Subsidiary Mortgage” means any mortgage indenture of any Regulated Utility Subsidiary of the Company securing only the assets of such Regulated Utility Subsidiary, provided that, the Company will own, at all times, directly or indirectly, 100% of the Capital Stock having voting rights of such Regulated Utility Subsidiary.

“Substantial Part” is defined in Section 10.3.

“Substitute Purchaser” is defined in Section 21.

“Successor Corporation” is defined in Section 10.2(b)(i).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“USA Patriot Act” means United States Public Law 107‑56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act, and any other OFAC Sanctions Program.

“Wholly‑Owned Subsidiary” means, at any time, any Subsidiary of which all of the equity interests (except directors’ qualifying shares) and voting interests are owned by any one or more of the Company and the Company’s other Wholly‑Owned Subsidiaries at such time.

Form of Series 2022A Note

South Jersey Industries, Inc.

Senior Note, Series 2022A, due July 14, 2027

No. R2022A‑[__]	[Date]
$[_______]	PPN 838518 G*3

For Value Received, the undersigned, South Jersey Industries, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of New Jersey, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on July 14, 2027, with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 5.35% per annum from the date hereof, payable semiannually, on the 14th day of January and July in each year, commencing on January 14, 2023, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A., New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of July 14, 2022 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  This Note is a Series 2022A Note.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Exhibit 1(a)
(to Note Purchase Agreement)

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.

[Signature Page Follows]

1(a)-2

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

South Jersey Industries, Inc.

By
Name:
Title:

1(a)-3

Form of Series 2022B Note

South Jersey Industries, Inc.

Senior Note, Series 2022B, due July 14, 2029

No. R2022B‑[__]	[Date]
$[_______]	PPN 838518 G@1

For Value Received, the undersigned, South Jersey Industries, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of New Jersey, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on July 14, 2029, with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 5.44% per annum from the date hereof, payable semiannually, on the 14th day of January and July in each year, commencing on January 14, 2023, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A., New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of July 14, 2022 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  This Note is a Series 2022B Note.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Exhibit 1(b)
(to Note Purchase Agreement)

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.

[Signature Page Follows]

1(b)-2

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

South Jersey Industries, Inc.

By
Name:
Title:

1(b)-3

Form of Series 2022C Note

South Jersey Industries, Inc.

Senior Note, Series 2022C, due July 14, 2032

No. R2022C‑[__]	[Date]
$[_______]	PPN 838518 G#9

For Value Received, the undersigned, South Jersey Industries, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of New Jersey, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on July 14, 2032, with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 5.60% per annum from the date hereof, payable semiannually, on the 14th day of January and July in each year, commencing on January 14, 2023, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A., New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of July 14, 2022 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  This Note is a Series 2022C Note.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Exhibit 1(c)
(to Note Purchase Agreement)

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.

[Signature Page Follows]

1(c)-2

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

South Jersey Industries, Inc.

By
Name:
Title:

1(c)-3

Form of Series 2022D Note

South Jersey Industries, Inc.

Senior Note, Series 2022D, due July 14, 2034

No. R2022D‑[__]	[Date]
$[_______]	PPN 838518 H*2

For Value Received, the undersigned, South Jersey Industries, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of New Jersey, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on July 14, 2034, with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 5.60% per annum from the date hereof, payable semiannually, on the 14th day of January and July in each year, commencing on January 14, 2023, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A., New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of July 14, 2022 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  This Note is a Series 2022D Note.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Exhibit 1(d)
(to Note Purchase Agreement)

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.

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1(d)-2

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

South Jersey Industries, Inc.

By
Name:
Title:

1(d)-3